Exhibit 99.2

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COOPERATION AGREEMENT

This Cooperation Agreement (this “Agreement”) is made and entered into as of March 20, 2023, by and among American Public Education, Inc., a Delaware corporation (the “Company”), 325 Capital LLC, a Delaware limited liability company (“325 Capital” and collectively with the other persons and entities listed on Schedule A hereto, the “Investors”), with respect to the matters set forth below. The Company and each of the Investors shall be deemed a “Party” to this Agreement, and collectively, shall be deemed the “Parties”. Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in Section 11 below. In consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:

1.	Board Appointment.

a)	Concurrently with the execution of this Agreement, the Board of Directors of the Company (the “Board”) shall take all necessary actions to fix the size of the Board at ten (10) directors and appoint Michael D. Braner (the “New Director”) to the Board with a term expiring at the Company’s 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”), with such appointment to be effective at 5pm on March 28, 2023.

b)	The Company acknowledges and agrees that prior to the date of this Agreement, the Company has received all requested information from the New Director, and the New Director satisfies all eligibility, independence and other criteria required by the Board and the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) in accordance with past practice with respect to other members of the Board.

2.	Board Nomination for Election at the 2023 Annual Meeting. The Company agrees that the Board shall nominate, along with its other nominees, the New Director for election to the Board at the Company’s 2023 Annual Meeting for a term expiring at the Company’s 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) and shall recommend, support and solicit proxies for the election of the New Director in the same manner as it recommends, supports, and solicits proxies for the election of the Company’s other nominees up for election at the 2023 Annual Meeting.

3.	Committee and Related Composition Matters. The Board shall, in accordance with its customary governance processes, give the New Director the same due consideration for membership to any committee, subcommittee or working group of the Board as any other independent director with similar relevant expertise and qualifications. Concurrently with the execution of this Agreement, the Board, and all applicable committees of the Board, shall take all necessary actions to appoint the New Director to the Management Development and Compensation Committee of the Board.

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4.	Replacement Rights. If, at any time during the Standstill Period, the New Director (or any Replacement Director) is unable to serve as a director due to incapacity and ceases to be a director, the Investors shall have the right to propose to the Company a replacement director (a “Replacement Director”) with relevant financial and business experience, who qualifies as “independent” pursuant to Nasdaq Stock Market LLC’s listing standards and the Securities and Exchange Commission (the “SEC”) rules and regulations. Any candidate for Replacement Director shall be subject to the reasonable approval of the Nominating Committee and the Board, which approval shall occur as soon as practicable following the Investors proposing a director and shall not be unreasonably withheld, conditioned or delayed, and such Replacement Director shall be appointed to the Board within five (5) business days after the Board and the Nominating Committee have approved of such candidate. Any Replacement Director appointed to the Board in accordance with this Section 4 shall be appointed to any applicable committee of the Board of which the replaced director was a member immediately prior to such director’s resignation or removal. In the event the Board or the Nominating Committee determines in good faith not to approve any Replacement Director proposed by the Investors, the Investors shall have the right to propose additional Replacement Directors in accordance with this Section 4 until a Replacement Director is appointed to the Board.

5.	New Director Agreements, Arrangements and Understandings. Each of the Investors represents that as of the date of this Agreement and during the Standstill Period (defined below):

a)	neither it nor any of its Affiliates is, and such Persons will not become, a party to any agreement, arrangement or understanding, written or oral, with the New Director regarding such Person’s service on the Board or any committee thereof

b)	it shall comply, and shall cause each of its Affiliates and the New Director to comply, with the terms of this Agreement and shall be responsible for any breach of this Agreement by any Affiliate or the New Director;

c)	it has not, directly or indirectly, compensated or agreed to compensate, and will not, directly or indirectly, compensate or agree to compensate the New Director for his respective service as a nominee or director of the Company with any cash, securities (including any rights or options convertible into or exercisable for or exchangeable into securities or any profit sharing agreement or arrangement), or other form of compensation directly or indirectly related to the Company or its Affiliates or its securities;

d)	it and the New Director agree that the Board or any committee or subcommittee thereof, in the exercise of its fiduciary duties, may recuse the New Director from any Board or committee or subcommittee meeting or portion thereof at which the Board or any such committee or subcommittee is evaluating and/or taking action with respect to the exercise of any of the Company’s rights or enforcement of any of the obligations under this Agreement; and

e)	Notwithstanding anything set forth herein to the contrary, the Company acknowledges that nothing in this Agreement or in any Company Policy (as defined below) shall be violated by the New Director receiving any incentive allocation based on the performance of any of the Investors’ portfolios, which includes securities of the Company or any performance-related fees based on any increase in the value of any securities of the Company, from the Investors; provided, that the New Director neither accepts nor receives compensation from the Investors (or their Affiliates) with respect to the New Director’s service or action as a director of the Company;

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6.	Voting of the Investors’ Shares. During the Standstill Period (whether at an annual or special stockholder meeting), each of the Investors shall cause to be present for quorum purposes and vote or cause to be voted all shares of Common Stock beneficially owned by it or its controlling or controlled Affiliates which it is entitled to vote on the record date for the applicable annual or special meeting of stockholders in accordance with the recommendation of the Board with respect to (a) the election, removal or replacement of directors, and (b) all other proposals; provided, however, that in the event that Institutional Shareholder Services Inc. (“ISS”) or Glass Lewis & Co., LLC (“Glass Lewis”) recommend otherwise with respect to any proposals (other than related to the election, removal or replacement of directors), each of the Investors shall be permitted to vote in accordance with the ISS or Glass Lewis recommendation; provided, further, that each of the Investors shall be permitted to vote in its sole discretion with respect to any publicly announced proposals relating to an Extraordinary Transaction (as defined below) requiring a vote of stockholders of the Company; provided, further still, that in the event that the New Director, in his capacity as New Director, votes against any proposals (other than related to the election, removal or replacement of directors), each of the investors shall be permitted to vote in accordance with the New Director. Nothing in this Section 6 shall be deemed to prevent, or in any manner limit, any Investor’s ability to vote all shares of Common Stock beneficially owned by it in any manner that it sees fit with respect to any Extraordinary Transaction that may be presented for stockholder approval during the Standstill Period.

7.	Company Policies. Each of the Investors acknowledges that the New Director, upon appointment to the Board, shall serve as a member of the Board and shall be governed by the same protections and obligations currently existing regarding confidentiality, conflicts of interest, related party transactions, fiduciary duties, codes of conduct, trading and disclosure policies, and other governance guidelines and policies of the Company as other directors (collectively, “Company Policies”) and as required by law, and shall be required to preserve the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board or Board committees, subcommittees or working groups, and shall have the same rights and benefits, including with respect to insurance, indemnification, compensation and fees, as are applicable to all non-management directors of the Company; provided, however, that the New Director may share confidential information with the Investors pursuant to the Confidentiality Agreement (defined below).

8.	Press Release; SEC Filings. Promptly following the execution and delivery of this Agreement, the Company shall issue a press release in the form mutually agreed (the “Company Press Release”). During the Standstill Period, none of the Investors nor any of its Affiliates shall issue a press release with respect to the Company, the entry into this Agreement or the actions contemplated hereby. Promptly following the execution and delivery of this Agreement, the Company will file a Current Report on Form 8-K, which will report the entry into this Agreement and file the Agreement as an exhibit thereto. The Investors shall be given a reasonable opportunity to review and comment on any Current Report on Form 8-K or other filing with the SEC made by the Company with respect to this Agreement, and the Company shall give reasonable consideration to any comments of the Investors. During the Standstill Period, each of the Investors shall, and shall cause its Affiliates to, cause any public or private filings, announcements, statements or communications that reference the entry into this Agreement or the actions contemplated to be taken in connection with the entry into this Agreement or are otherwise made in connection herewith, to be consistent with the Company Press Release and the terms of this Agreement.

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9.	Standstill. During the Standstill Period, each of the Investors shall not, and shall cause its Affiliates and each of their officers, directors, managers, principals, managing members, and representatives (collectively, the “Restricted Persons”) not to, directly or indirectly, absent prior express written invitation or authorization by the Board or as otherwise permitted hereunder:

a)	engage in any “solicitation” (as such term is defined under the Securities Exchange Act of 1934, as amended and the rules promulgated thereunder (the “Exchange Act”)) of proxies or consents with respect to the election, removal or replacement of directors or any other matter or proposal or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in any such solicitation of proxies or consents;

b)	knowingly encourage, support, advise or influence any other Person or knowingly assist any Person in so encouraging, supporting, advising or influencing any Person with respect to the giving or withholding of any proxy, consent or other authority to vote (other than such encouragement, support, advice or influence that is consistent with the Board’s recommendation in connection with such matter or as otherwise permitted by this Agreement);

c)	form, join or act in concert with any partnership, limited partnership, syndicate or other group, including a “group” as defined pursuant to Section 13(d) of the Exchange Act and the rules promulgated thereunder, with any entity or person unaffiliated with the Investors and with respect to any Voting Securities;

d)	make or in any way participate, directly or indirectly, in any tender offer, exchange offer, merger, consolidation, acquisition, business combination, sale of a division, sale of substantially all assets, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction, including any transaction contemplating the issuance of twenty percent (20%) or more of the Company’s Common Stock, involving the Company or any of its subsidiaries (each, an “Extraordinary Transaction”) (it being understood that the foregoing shall not restrict the Investors or any of its Affiliates from tendering (or failing to tender) shares, receiving payment or other consideration for shares, voting its shares “for” or “against” any Extraordinary Transaction, or otherwise participating in any such transaction on the same basis as other stockholders of the Company, or from participating in any such transaction that has been approved by the Board);

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e)	deposit any Voting Securities in any voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of any Voting Securities (including by granting any proxy, consent or other authority to vote);

f)	(i) seek, alone or in concert with others, election or appointment to, or representation on, the Board or nominate or propose the nomination of, or recommend the nomination of, any candidate to the Board (except as otherwise permitted in this Agreement), (ii) seek, alone or in concert with others, or knowingly encourage any Person to seek, the removal or replacement of any member of the Board, (iii) request that, or knowingly encourage any Person to request that, the Company call any annual or special meeting of the Company’s stockholders, (iv) present any matter at any annual or special meeting of the Company’s stockholders, or (v) conduct, or knowingly encourage any Person to conduct, a referendum of the Company’s stockholders;

g)	make or be the proponent of any stockholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise);

h)	make any request for stock list materials or other books and records of the Company under the Delaware General Corporation Law or other statutory or regulatory provisions providing for stockholder access to books and records;

i)	except as set forth in this Agreement, make any public proposal with respect to (i) any change in the number or term of directors or the filling of any vacancies on the Board, (ii) any material change in the capitalization of the Company, (iii) any other material change in the Company’s management, business or corporate structure, or (iv) any waiver, amendment or modification to the Company’s Fifth Amended and Restated Certificate of Incorporation (as may be amended, restated, supplemented or otherwise modified from time to time, the “Charter”) or Bylaws, or other actions which may impede the acquisition of control of the Company by any Person;

j)	enter into any negotiations, agreements or understandings with any Third Party to take any action that any of the Investors is prohibited from taking pursuant to this Section 9;

k)	institute, solicit, knowingly assist or join any litigation, arbitration or other proceeding against or involving the Company or any of its current, former or future directors or officers (including derivative actions) in order to effect or take any of the actions expressly prohibited by this Section 9; provided, however, that for the avoidance of doubt, the foregoing shall not prevent any Restricted Person from (i) bringing litigation to enforce the provisions of this Agreement, (ii) making counterclaims with respect to any proceeding initiated by, or on behalf of, the Company against a Restricted Person, (iii) bringing bona fide commercial disputes that do not relate to the subject matter of this Agreement or (iv) exercising statutory appraisal rights; provided, further, that the foregoing shall also not prevent the Restricted Persons from responding to or complying with a validly issued legal process (and the Company agrees that this Section 9(k) shall apply mutatis mutandis to the Company and its directors, officers and employees (in each case, acting in such capacity) and Affiliates with respect to the Investors in connection with the Company’s obligations set forth in the penultimate paragraph of this Section 9); or

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l)	make any public request or submit any public proposal, directly or indirectly, to amend or waive the terms of this Agreement, in each case which would reasonably be expected to result in a public announcement of such request or proposal.

Nothing contained in this Agreement shall prevent the Investors from (i) privately communicating with the Company or the Board regarding any matter, (ii) making any public or private statement or announcement with respect to an Extraordinary Transaction that is publicly announced by the Company or a Third Party, (iii) communicating with stockholders of the Company and others in a manner that does not otherwise violate this Section 9 or Section 10 or (iv) taking any action necessary to comply with any law, rule or regulation or any action required by any governmental or regulatory authority or stock exchange that has jurisdiction over the Investors, (v) identifying potential director candidates to serve on the Board, so long as such actions do not create, and that the Investors would not reasonably expect to create, a public disclosure obligation for the Investors or the Company, are not publicly disclosed by the Investors or its Affiliates and are undertaken on a basis reasonably designed to be confidential and (vi) making or sending private communications to investors or prospective investors in any Investor or any of their Affiliates, provided that such statements or communications (1) are based on publicly available information; (2) are part of general discussions related to the respective portfolio of investments by the Investor or Affiliate making or sending such private communications; and (3) are not reasonably expected to be publicly disclosed and are understood by all parties to be confidential communications. Nothing in this Agreement shall prevent (a) the Company from responding to such statements by the Investors described in clause (ii) of the preceding sentence, subject to the obligations of the Parties under Section 10, or (b) the Company or the Investors from making any factual statement as required by applicable legal process, subpoena, or legal requirement or as part of a response to a request for information from any governmental authority with jurisdiction over the Party from whom information is sought (so long as such request did not arise as a result of discretionary acts by the Investors or any of its Affiliates or by the Company or any of its Affiliates, as applicable).

Furthermore, for the avoidance of doubt, nothing in this Agreement shall be deemed to restrict in any way the New Director in the exercise of his fiduciary duties under applicable law as a director of the Company.

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10.	Mutual Non-Disparagement. Each of the Parties covenants and agrees that, during the Standstill Period, neither it nor any of its Affiliates or any of its or its Affiliates’ respective agents, subsidiaries, officers, directors, managers, principals or managing members shall in any way publicly attack, disparage, impugn, defame, or slander or otherwise make any public statements that would reasonably be expected to damage the business or reputation of the other Party or such other Party’s subsidiaries, Affiliates, officers (including any current officer of a Party or a Party’s subsidiaries who no longer serves in such capacity following the execution of this Agreement), directors (including any current director of a Party or a Party’s subsidiaries who no longer serves in such capacity following the execution of this Agreement), or employees, or any of their businesses, products or services. Each Party shall use its commercially reasonable efforts to cause its and its Affiliates’ employees to comply with this Section 10. For the avoidance of doubt, the foregoing shall not restrict the ability of any Person to comply with compelled testimony or production of information by legal process, subpoena or as part of a response to a request for information from any governmental authority with purported jurisdiction over the Party from whom information is sought.

11.	Defined Terms. As used in this Agreement, the term (a) “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act and shall include Persons who become Affiliates of any Person subsequent to the date of this Agreement; provided, that “Affiliates” of a Person shall not include any entity, solely by reason of the fact that one or more of such Person’s employees or principals serves as a member of its board of directors or similar governing body, unless such Person otherwise controls such entity (as the term “control” is defined in Rule 12b-2 promulgated under the Exchange Act), (b) “beneficially own”, “beneficially owned” and “beneficial ownership” shall have the meaning set forth in Rules 13d-3 and 13d-5(b)(l) promulgated under the Exchange Act, (c) “business day” shall mean any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed, (d) “Common Stock” means the common stock, par value $0.01, of the Company, (e) “Person” shall be interpreted broadly to include, among others, any individual, general or limited partnership, corporation, limited liability or unlimited liability company, joint venture, estate, trust, group, association or other entity of any kind or structure, (f) “SEC” means the U.S. Securities and Exchange Commission, (g) “Standstill Period” means the period of time commencing on the date of this Agreement until the later of (A) the earlier of (i) thirty (30) days prior to the deadline under the Company’s Bylaws for director nominations and stockholder proposals (the “Nomination Notice Deadline”) for the 2024 Annual Meeting, and (ii) one hundred (100) days prior to the first anniversary of 2023 Annual Meeting; and (iii) such date that is ten (10) Business Days after the Company’s receipt of notice from any of the Investors specifying a material breach of this Agreement by the Company; provided that such material breach is not cured within such ten (10) Business Day period, and (B) the date when the New Director is not on the Board; provided that, the Company agrees to provide notice to the Investors at fifteen (15) days prior to Nomination Notice Deadline whether or not it will nominate the New Director for election to the Board at the 2024 Annual Meeting; provided, however, that in the event the Company fails to appoint the New Director in accordance with Section 1(a) of this Agreement, the Standstill Period will expire immediately, (h) “Third Party” means any Person that is not (i) a party to this Agreement or an Affiliate thereof, (ii) a member of the Board, (iii) an officer of the Company, or (iv) legal counsel to any party to this Agreement, and (i) “Voting Securities” shall mean the shares of Common Stock of the Company and any other securities of the Company entitled to vote in the election of directors.

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12.	Investor Representations and Warranties. Each of the Investors represents and warrants that (a) the authorized signatory of each of the Investors set forth on the signature page hereto has the power and authority to execute this Agreement and any other documents or agreements to be entered into in connection with this Agreement and to bind each of the Investors thereto, (b) this Agreement has been duly authorized, executed and delivered by it and is a valid and binding obligation of each of the Investors, enforceable against it in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (c) such Investor has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement, (d) such Investor has, and at all relevant times shall have, the requisite power and authority to cause each of its Affiliates to comply with the terms hereof applicable to such Affiliates, (e) the execution and delivery by such Investor of this Agreement and the performance of such member of the Investor’s obligations hereunder does not and will not violate any law, any order of any court or other agency of government, the organizational documents of such member of the Investor, or any provision of any agreement or other instrument to which such member of the Investor or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such agreement or other instrument, or result in the creation or imposition of, or give rise to, any material lien, charge, restriction, claim, encumbrance or adverse penalty of any nature whatsoever pursuant to any such indenture, agreement or other instrument, and (f) such Investor and its Affiliates, beneficially own, directly or indirectly, such number of shares of Common Stock as indicated opposite its name on Schedule A attached hereto and such shares of Common Stock constitute all of the Common Stock beneficially owned by the Investor or an Affiliate thereof or in which the Investor or an Affiliate thereof has any interest or right to acquire or vote, whether through derivative securities, voting agreements or otherwise.

13.	Company Representations and Warranties. The Company represents and warrants that (a) the Company has the corporate power and authority to execute this Agreement and to bind it thereto, (b) this Agreement has been duly authorized, executed and delivered by it and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (c) this Agreement does not require the approval of the stockholders of the Company, and (d) this Agreement does not and shall not violate any law, any order of any court or other agency of government, the Charter or Bylaws, or any provision of any agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such agreement or other instrument, or result in the creation or imposition of, or give rise to, any material lien, charge, restriction, claim, encumbrance or adverse penalty of any nature whatsoever pursuant to any such indenture, agreement or other instrument.

14.	Termination. Unless otherwise mutually agreed in writing by each Party, this Agreement shall terminate at the end of the Standstill Period. Notwithstanding the foregoing, this Section 14 and Sections 15 through 26 shall survive the termination of this Agreement. No termination of this Agreement shall relieve any Party from liability for any breach of this Agreement prior to such termination.

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15.	Specific Performance. The Company and each of the Investors acknowledge and agree that money damages would not be a sufficient remedy for any breach (or threatened breach) of this Agreement by it and that, in the event of any breach or threatened breach hereof, (a) the non-breaching Party will be entitled to seek injunctive and other equitable relief, without proof of actual damages, (b) the breaching Party will not plead in defense thereto that there would be an adequate remedy at law, and (c) the breaching Party agrees to waive any applicable right or requirement that a bond be posted by the non-breaching Party. Such remedies will not be the exclusive remedies for a breach of this Agreement, but will be in addition to all other remedies available at law or in equity.

16.	Confidentiality. The Parties will enter into a confidentiality agreement promptly after the execution of this Agreement pursuant to which the Company and the New Director may share confidential information with the Investors (the “Confidentiality Agreement”).

17.	Entire Agreement; Successors and Assigns; Amendment and Waiver. This Agreement (including its exhibits and schedules), together with the Confidentiality Agreement, contains the entire understanding of the Parties with respect to its subject matter and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign or otherwise transfer either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party. No amendment, modification, supplement or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the Party affected thereby, and then only in the specific instance and for the specific purpose stated therein. Any waiver by any Party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

18.	Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect.

19.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

20.	Submission to Jurisdiction. The parties hereby (a) irrevocably and unconditionally submit to the exclusive personal jurisdiction and venue of the Court of Chancery of the State of Delaware, New Castle County, or, if the Chancery Court declines jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware, (b) agree that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 20, (c) waive any objection to laying venue in any such action or proceeding in such courts, (d) waive any objection that such courts are an inconvenient forum or do not have jurisdiction over any party, and (e) agree that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 23 of this Agreement. Nothing in this Section 20, however, shall affect the right of any person to serve legal process in any other manner permitted by Law

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21.	Waiver of Jury Trial. Each Party hereby waives, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action, or cause of action (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the Parties hereto in respect of this Agreement or any of the transactions contemplated hereby, in each case whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. Each Party hereby agrees and consents that any such claim, demand, action, or cause of action shall be decided by court trial without a jury.

22.	Parties in Interest. This Agreement is solely for the benefit of the Parties and is not enforceable by any other Person.

23.	Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein, and all legal process in regard hereto, will be in writing and will be deemed validly given, made or served when received via email, delivered in person, one business day after being sent by overnight courier or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested) as follows:

If to the Company to:

American Public Education, Inc.

111 West Congress Street

Charles Town, WV 25414

Attn: Thomas Beckett

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

100 International Drive

Suite 100

Baltimore, Maryland 21202

Attn:      William I. Intner

Email:    william.intner@hoganlovells.com

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If to the Investors:

325 Capital, LLC

757 Third Avenue

20th Floor

New York, New York 10017

Attn: Michael D. Braner

Email: mbraner@325Capital.com

with a copy (which shall not constitute notice) to:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, New York 10019

Attn:

Elizabeth Gonzalez-Sussman

Matthew W. Traylor

Emails:

EGonzalez@olshanlaw.com

MTraylor@olshanlaw.com

At any time, any Party may, by notice given in accordance with this Section 23 to the other Party, provide updated information for notices hereunder.

24.	Expenses. The Company shall reimburse each of the Investors for expenses incurred prior to and on the date of this Agreement in such amount as previously agreed upon by the Parties. Except as otherwise provided in this Section 24, each Party shall be responsible for its own fees and expenses incurred in connection with the negotiation, execution and effectuation of this Agreement and the transactions contemplated hereby.

25.	Interpretation. Each of the Parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel. Each Party and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts relating thereto exchanged among the Parties shall be deemed the work product of all of the Parties and may not be construed against any Party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted or prepared it is of no application and is hereby expressly waived by each of the Parties, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation.

26.	Counterparts. This Agreement may be executed by the Parties in separate counterparts (including by fax, jpeg, .gif, .bmp and .pdf), each of which when so executed shall be an original, but all such counterparts shall together constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, each of the Parties hereto has executed and delivered this Agreement, or caused the Agreement to be duly executed and delivered on its behalf, as of the date first set forth above.

AMERICAN PUBLIC EDUCATION, INC.

By:	/s/ Angela Selden
	Name:	Angela Selden
	Title:	President and Chief Executive Officer

[Signatures continue on next page]

[Signature Page to Cooperation Agreement]

325 CAPITAL LLC

By:	/s/ Michael D. Braner
	Name:	Michael D. Braner
	Title:	Managing Member

By:	/s/ Daniel M. Friedberg
	Name:	Daniel M. Friedberg
	Title:	Managing Member

By:	/s/ Anil K. Shrivastava
	Name:	Anil K. Shrivastava
	Title:	Managing Member

[Signature Page to Cooperation Agreement]

SCHEDULE A

Investors

Investor	Shares of Common Stock Beneficially Owned
325 Capital LLC	938,528[1]
325 Capital Master Fund LP	182,435
325 Capital GP LLC	182,435
Daniel Friedberg	938,528
Anil Shrivastava	938,528
Michael D. Braner	938,528

1 Includes 756,093 Shares of Common Stock held in certain separately managed accounts for which 325 serves as investment manager and therefore for which 325 may be deemed to beneficially own.